EXHIBIT 99.1

Adaptive Biotechnologies Reports Fourth Quarter and Full Year 2021 Financial Results

SEATTLE, Feb. 15, 2022 (GLOBE NEWSWIRE) – Adaptive Biotechnologies Corporation (“Adaptive Biotechnologies”) (Nasdaq: ADPT), a commercial stage biotechnology company that aims to translate the genetics of the adaptive immune system into clinical products to diagnose and treat disease, today reported financial results for the fourth quarter and full year ended December 31, 2021.

“We finished the year strong with revenue increasing 57% year over year, driven by growth in both our sequencing and development revenue categories,” said Chad Robins, chief executive officer and co-founder of Adaptive Biotechnologies. “As we move into 2022, I am encouraged by the momentum and the multiple shots on goal across our businesses, which could positively inflect the trajectory of the company.”

Recent Highlights

•	Revenue of $37.9 million for the fourth quarter and $154.3 million for the full year of 2021, representing a 26% increase and 57% increase, respectively, over the corresponding periods in 2020.
•

clonoSEQ clinical sequencing volume increased 41% to 6,356 clinical tests delivered in the fourth quarter of 2021, compared to the fourth quarter of 2020 and ended the year with 22,516 clinical tests delivered, up 48% versus 2020.

•	Recognized $10.0 million in MRD regulatory milestones resulting from pharmaceutical partners who used data from our MRD assay to support their respective drug approvals.
•	Genentech selected TCR candidate targeting a shared cancer neoantigen to progress as a potential therapeutic product candidate.
•	Received Emergency Use Authorization (EUA) from FDA for T-Detect™ COVID to confirm recent or prior COVID-19 infection with over 30,000 tests ordered.
•	Confirmed T-Detect signals in Crohn’s disease and Multiple Sclerosis and identified signals in Ulcerative Colitis and Rheumatoid Arthritis.

Fourth Quarter 2021 Financial Results

Revenue was $37.9 million for the quarter ended December 31, 2021, representing a 26% increase from the fourth quarter in the prior year. Sequencing revenue was $23.1 million for the quarter, representing an 81% increase from the fourth quarter in the prior year. Development revenue was $14.9 million for the quarter, representing a 15% decrease from the fourth quarter in the prior year.

Operating expenses were $99.5 million for the fourth quarter of 2021, compared to $74.4 million in the fourth quarter of the prior year, representing an increase of 34%.

Net loss was $61.4 million for the fourth quarter of 2021, compared to $44.6 million for the same period in 2020.

Adjusted EBITDA (non-GAAP) was a loss of $44.9 million for the fourth quarter of 2021, compared to a loss of $34.6 million for the fourth quarter of the prior year.

Full Year 2021 Financial Results

Revenue was $154.3 million for the year ended December 31, 2021, representing a 57% increase from the prior year. Sequencing revenue was $78.9 million in 2021, representing a 90% increase from 2020. Development revenue was $75.4 million in 2021, representing a 32% increase from the prior year.

Operating expenses for 2021 were $363.3 million, compared to $251.2 million for 2020, representing an increase of 45%.

Net loss was $207.3 million in 2021, compared to $146.2 million in 2020.

Adjusted EBITDA (non-GAAP) was a loss of $151.7 million for 2021, compared to a loss of $119.6 million in the prior year.

Cash, cash equivalents and marketable securities was $570.2 million as of December 31, 2021.

2022 Financial Guidance

Management will provide the 2022 outlook during the conference call scheduled to discuss the 2021 financial results.

Webcast and Conference Call Information

Adaptive Biotechnologies will host a conference call to discuss its fourth quarter and full year 2021 financial results after market close on Tuesday, February 15, 2022 at 4:30 PM Eastern Time. The conference call can be accessed at http://investors.adaptivebiotech.com. The webcast will be archived and available for replay at least 90 days after the event.

About Adaptive Biotechnologies

Adaptive Biotechnologies (“we” or “our”) is a commercial-stage biotechnology company focused on harnessing the inherent biology of the adaptive immune system to transform the diagnosis and treatment of disease. We believe the adaptive immune system is nature’s most finely tuned diagnostic and therapeutic for most diseases, but the inability to decode it has prevented the medical community from fully leveraging its capabilities. Our proprietary immune medicine platform reveals and translates the massive genetics of the adaptive immune system with scale, precision and speed to develop products in life sciences research, clinical diagnostics and drug discovery. We have three commercial products and a robust clinical pipeline to diagnose, monitor and enable the treatment of diseases such as cancer, autoimmune disorders, and infectious diseases. Our goal is to develop and commercialize immune-driven clinical products tailored to each individual patient.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts and other matters regarding our business strategies, use of capital, results of operations and financial position and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Use of Non-GAAP Financial Measure

To supplement our unaudited consolidated statements of operations and unaudited consolidated balance sheets, which are prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), this press release also includes references to unaudited Adjusted EBITDA, which is a non-GAAP financial measure that we define as net loss attributable to Adaptive Biotechnologies Corporation adjusted for interest and other income, net, income tax (expense) benefit, depreciation and amortization and share-based compensation expenses. We have provided a reconciliation of net loss attributable to Adaptive Biotechnologies Corporation, the most directly comparable GAAP financial measure, to Adjusted EBITDA at the end of this press release.

Management uses Adjusted EBITDA to evaluate the financial performance of our business and the effectiveness of our business strategies. We present Adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry and it facilitates comparisons on a consistent basis across reporting periods. Further, we believe it is helpful in highlighting trends in our operating results because it excludes items that are not indicative of our core operating performance.

Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. We may in the future incur expenses similar to the adjustments in the presentation of Adjusted EBITDA. In particular, we expect to incur meaningful share-based compensation expense in the future. Other limitations include that Adjusted EBITDA does not reflect:

•	all expenditures or future requirements for capital expenditures or contractual commitments;
•	changes in our working capital needs;
•	income tax (expense) benefit, which may be a necessary element of our costs and ability to operate;
•	the costs of replacing the assets being depreciated and amortized, which will often have to be replaced in the future;
•	the non-cash component of employee compensation expense; and
•	the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations.

In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

ADAPTIVE MEDIA
Laura Cooper
205-908-5603
media@adaptivebiotech.com

ADAPTIVE INVESTORS
Karina Calzadilla, Vice President, Investor Relations

201-396-1687
Carrie Mendivil, Gilmartin Group
investors@adaptivebiotech.com

Adaptive Biotechnologies

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue
Sequencing revenue	$23,061	$12,709	$78,896	$41,439
Development revenue	14,869	17,476	75,448	56,943
Total revenue	37,930	30,185	154,344	98,382
Operating expenses
Cost of revenue	14,356	6,222	49,301	22,530
Research and development	34,699	35,831	142,343	116,072
Sales and marketing	26,696	18,545	95,465	61,358
General and administrative	23,346	13,398	74,502	49,536
Amortization of intangible assets	429	428	1,699	1,703
Total operating expenses	99,526	74,424	363,310	251,199
Loss from operations	(61,596)	(44,239)	(208,966)	(152,817)
Interest and other income, net	239	785	1,668	6,590
Income tax expense	—	(1,116)	—	—
Net loss	(61,357)	(44,570)	(207,298)	(146,227)
Add: Net (income) loss attributable to noncontrolling interest	(76)	—	19	—
Net loss attributable to Adaptive Biotechnologies Corporation	$(61,433)	$(44,570)	$(207,279)	$(146,227)
Net loss per share attributable to Adaptive Biotechnologies Corporation common shareholders, basic and diluted	$(0.43)	$(0.33)	$(1.48)	$(1.11)
Weighted-average shares used in computing net loss per share attributable to Adaptive Biotechnologies Corporation common shareholders, basic and diluted	141,228,918	136,954,148	140,354,915	131,216,468

Adaptive Biotechnologies

Consolidated Balance Sheets
(in thousands, except share and per share amounts)

(unaudited)

	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$139,065	$123,436
Short-term marketable securities (amortized cost of $214,115 and $564,036, respectively)	213,996	564,833
Accounts receivable, net	17,409	10,047
Inventory	19,263	14,063
Prepaid expenses and other current assets	13,015	14,535
Total current assets	402,748	726,914
Long-term assets
Property and equipment, net	85,262	39,692
Operating lease right-of-use assets	87,678	99,350
Long-term marketable securities (amortized cost of $218,163 and $118,429, respectively)	217,145	118,525
Restricted cash	2,138	2,138
Intangible assets, net	8,526	10,225
Goodwill	118,972	118,972
Other assets	875	598
Total assets	$923,344	$1,116,414
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$3,307	$3,237
Accrued liabilities	9,343	13,162
Accrued compensation and benefits	15,642	11,950
Current portion of operating lease liabilities	5,055	3,529
Current portion of deferred revenue	80,460	73,319
Total current liabilities	113,807	105,197
Long-term liabilities
Operating lease liabilities, less current portion	106,685	104,333
Deferred revenue, less current portion	98,750	163,618
Total liabilities	319,242	373,148
Commitments and contingencies
Shareholders’ equity
Preferred stock: $0.0001 par value, 10,000,000 shares authorized at December 31, 2021 and 2020; no shares issued and outstanding at December 31, 2021 and 2020	—	—
Common stock: $0.0001 par value, 340,000,000 shares authorized at December 31, 2021 and 2020; 141,393,865 and 137,646,896 shares issued and outstanding at December 31, 2021 and 2020, respectively	14	14
Additional paid-in capital	1,324,006	1,253,971
Accumulated other comprehensive (loss) gain	(1,137)	893
Accumulated deficit	(718,891)	(511,612)
Total Adaptive Biotechnologies Corporation shareholders’ equity	603,992	743,266
Noncontrolling interest	110	—
Total shareholders’ equity	604,102	743,266
Total liabilities and shareholders’ equity	$923,344	$1,116,414

Adjusted EBITDA

The following table sets forth a reconciliation between our Adjusted EBITDA and net loss attributable to Adaptive Biotechnologies Corporation, the most directly comparable GAAP financial measure, for each of the periods presented (in thousands, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net loss attributable to Adaptive Biotechnologies Corporation	$(61,433)	$(44,570)	$(207,279)	$(146,227)
Interest and other income, net	(239)	(785)	(1,668)	(6,590)
Income tax expense	—	1,116	—	—
Depreciation and amortization expense	4,849	2,352	13,953	8,472
Share-based compensation expense	11,875	7,243	43,251	24,761
Adjusted EBITDA	$(44,948)	$(34,644)	$(151,743)	$(119,584)